GMO TRUST
SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of February 28, 2003:

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

Fund                                      Shareholder



GMO Value Fund                            Leland Stanford Junior University II

GMO Short-Term Income Fund                Bost & Co A/C NYXF1049822 (Verizon-STIF)

GMO International Intrinsic Value Fund    State Street Bank as Trustee for the Electronic Data Sys

GMO International Small Companies Fund    Yale University

GMO U.S. Sector Fund                      Wadsworth Atheneum Museum of Art
GMO U.S. Sector Fund                      Catholic Diocese of Kansas City-St

GMO International Bond Fund               Saturn & Co A/C 4600712 c/o Investors Bank & Trust Compa
GMO International Bond Fund               Bost & Co A/C NYXF1049812 (Verizon-IBF)

GMO Small Cap Growth Fund                 Bost & Co A/C WFHF6202002 - FBO The Hewlett Foundation

GMO Global Hedged Equity Fund             GMO World Equity Allocation Fund

GMO Domestic Bond Fund                    GMO World Equity Allocation Fund

GMO Currency Hedged International Bond Fund GMO World Equity Allocation Fund

GMO Currency Hedged International Equity Fund FGMO World Equity Allocation Fund

GMO Global Bond Fund                      Fresno County Employees' Retirement Association

GMO World Equity Allocation Fund          Municipal Fire & Police Retirement System of Iowa

GMO Global (U.S.+) Equity Allocation Fund Bost & Co, Yale Trusts

GMO Core Plus Bond Fund                   Bost & Co A/C NYXF174740 (Verizon-Core Plus)

GMO Asia Fund                             Princeton University TR

GMO Intrinsic Value Fund                  Princeton University TR
GMO Intrinsic Value Fund                  Corning Retirement Master Trust

GMO Emerging Country Debt Share Fund      Sprint Corporate Master Trust

GMO International Disciplined Equity Fund Mac & Co A/C KREF0756022 Kresge Foundation
GMO International Disciplined Equity Fund Northern Trust Company as Custodian FB The Nathan Cummin

GMO Small Cap Value Fund                  Bost & Co A/C WFHF6202002 - FBO The Hewlett Foundation

GMO Foreign Small Companies Fund          Virginia Retirement System

GMO Taiwan Fund                           Pension Reserves Investment Trust


The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period March 1, 2002 through February 28, 2003:

Fund                                      Shareholder

GMO Growth Fund                           Surdna Foundation Inc
GMO Growth Fund                           The Northern Trust Company, Trustee of The Aerospace Cor
GMO Value Fund                            American Express Trust Co. FBO American Express Trust Re
GMO Tobacco-Free Core Fund                Northern Trust Company Custodian FBO Mayo Foundation (Ge
GMO Tobacco-Free Core Fund                Northern Trust Company as Trustee FBO Mayo Foundation (P
GMO International Intrinsic Value Fund    Trustees of Columbia University in the City of New York
GMO International Intrinsic Value Fund    Sisters of the Holy Cross Inc. c/o Sister Mary Eliza Mar
GMO International Intrinsic Value Fund    MD CO FBO Memorial Drive Trust c/o MDT Advisors Inc, Att
GMO U.S. Sector Fund                      Cormorant Fund c/o GMO
GMO Emerging Markets Fund                 Princeton University TR
GMO Global Hedged Equity Fund             The Edna McConnell Clark Foundation
GMO Currency Hedged International Bond Fund Metropolitan Opera Association Inc
GMO Currency Hedged International Bond Fund The Edna McConnell Clark Foundation
GMO Currency Hedged International Equity Fund The Edna McConnell Clark Foundation
GMO Foreign Fund                          Princeton University TR
GMO Foreign Fund                          Harris County Hospital District Pension Plan
GMO Foreign Fund                          Fidelity Investments Institutional Operations Company In
GMO World Equity Allocation Fund          Mars & Co (Bridgewater College) c/o Investors Bank & Tru
GMO Tax-Managed U.S. Equities Fund        Alexander Family Trust c/o Groves-Alexander
GMO Emerging Countries Fund               Duke University Long-Term (Endowment) Pool - Emerging c/
GMO Tax-Managed Small Companies Fund      Bost & Co A/C WBHF7000702 FBO W B Hilton Crut Mutual Fun
GMO Tax-Managed Small Companies Fund      Bank of America FBO William Barron Hilton Charitable Rem
GMO Tax-Managed International Equities Fund Gordon Family Trust
GMO Tax-Managed International Equities Fund The Northern Trust Mars Benefit Trust
GMO Foreign Small Companies Fund          The University of Chicago Attn Regina Manikowski
GMO International Growth Fund             Bost & Co A/C NYXF1776502 (Verizon-Intl Growth) Mutual F
GMO Global Ballanced Allocation Fund      GMO LLC
GMO Pelican                               The Chase Manhattan Bank as Trustee Corning Investment P

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